AMENDED AND RESTATED BY-LAWS
                                      of
                              WEIS MARKETS, INC.

                         (a Pennsylvania corporation)

                                  ARTICLE I


                                   OFFICES

Section 1.1 Registered Office. The registered office of the corporation in Pennsylvania shall be at the place designated in the Articles of Incorporation, subject to transfer upon notice to the Secretary of the Commonwealth of Pennsylvania as may be permitted by law.

Section 1.2 Other Offices. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                 ARTICLE II

                                    SEAL

The corporation's seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal Pennsylvania." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                ARTICLE III

                           SHAREHOLDERS MEETINGS

Section 3.1 Place of Meetings. All meetings of the shareholders shall be held at the registered office of the corporation or at such other place, within or without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time determine.

Section 3.2 Annual Meeting. An annual meeting of the shareholders shall be held each year at such time and on such date as shall be designated by resolution of the Board of Directors for the election of Directors and the transaction of such other business as may properly be brought before the meeting.

Section 3.3     Special Meetings.

(a) Special meetings of the shareholders may be called at any time by a resolution adopted by a majority of the Board of Directors or by written request given to the Secretary of the corporation by the Chairman of the Board, by the Chief Executive Officer or by the holders of at least 40% of the voting power of the outstanding shares of the corporation which would be entitled to vote at the special meeting.

(b) If called by a majority of the Board of Directors, a resolution of the Board of Directors shall state the purpose or purposes of the meeting. If called by the Chairman of the Board, the Chief Executive Officer or shareholders, a request for a special meeting shall state the purpose or purposes of the meeting.

(c) Upon receipt of a proper request for a special meeting, it shall be the duty of the Secretary to fix (unless fixed in the resolution of the Board calling the meeting) the time and date of such meeting to be held not less than thirty (30) days nor more than ninety (90) days (60 days in the case of a meeting called pursuant to statutory right) after receipt of the request, and to give notice stating the time, date, place and purpose or purposes of the meeting. If the Secretary shall fail to fix the time and date of the meeting and give notice thereof on or before the latest date that such notice may be given under law and the Articles and By-Laws of the corporation, the person or persons calling the meeting may do so at any time within 30 days thereafter by giving notice of the meeting to be held not less than 30 nor more than 60 days after the date such notice is given.

(d) The business transacted at a special meeting shall be confined to the purpose or purposes stated in the notice of the meeting and matters germane thereto.

Section 3.4     Notice of Meetings.

(a) Notice of every meeting of the shareholders shall be given by or at the direction of the Secretary to each shareholder of record entitled to vote at the meeting, at least five (5) days prior to the date named for the meeting, unless a greater period of notice is required by law in a particular case. Such notice need not be given to shareholders not entitled to vote at the meeting unless such shareholders are entitled by law to such notice in a particular case.

(b) Notice may be given to the shareholder personally or by sending a copy thereof by first class or express mail, postage prepaid, or courier service, charges prepaid, to his postal address appearing on the books of the corporation, and any notice so sent shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person. To the extent permitted by law, notice may also be sent to a shareholder by other classes of United States mail to his postal address, or by facsimile transmission, e-mail or other electronic communication to his facsimile number or his address for e-mail or other electronic communications supplied by him to the corporation for the purpose of notice and, unless otherwise provided by law, any notice so sent shall be deemed to have been given to the person entitled thereto when sent.

(c) Such notice shall specify the day and hour and the geographic location, if any, of the meeting, and, in the case of a special meeting, shall state the general nature of the business to be transacted and, in the case of an annual meeting, shall state the nature of the business to be transacted if and to the extent required by law.

(d) Upon adjournment of an annual or special meeting of shareholders it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken.

Section 3.5 Waiver of Notice. Whenever any notice is required to be given to a shareholder under the provisions of applicable law or by the Articles or these By-Laws, a waiver thereof in writing, signed by such shareholder either before or after the time stated therein, and whether before or after the meeting, shall be deemed equivalent to the giving of due notice. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting. Attendance of any shareholder, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting unless such shareholder entitled to notice attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 3.6 Quorum. The presence, in person or by proxy, of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter at any meeting of the shareholders for the election of Directors or for the transaction of other business except as otherwise provided by statute or in the Articles or these By-Laws. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If, however, any meeting of shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat present, in person or by proxy, shall have the power to adjourn the meeting to such time and place as they may determine and in the case of any meeting called for the election of Directors, those who attend such adjourned meeting, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing Directors.

Section 3.7 Shareholders Entitled to Vote. Subject to the provisions of this Section and Section 3.9 and except as may be otherwise provided by law or in the Articles of Incorporation, every shareholder shall have the right at every shareholders' meeting to cast one vote for every share having voting power standing in his name on the books of the corporation. In the event the Board of Directors shall fix a time, not less than ten (10) or more than ninety (90) days prior to the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting notwithstanding any transfer of shares on the books of the corporation after such record date. If a record date shall not be fixed by the Board of Directors for a particular shareholders' meeting, the record date for determining the shareholders entitled to notice of and to vote at the meeting shall be the close of business on the fifth business day preceding the date notice of the meeting was first given by the corporation.

Section 3.8 Shareholders May Vote in Person or by Proxy. Every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for him by proxy. Every proxy shall be executed or authenticated by the shareholder or his duly authorized attorney-in-fact and filed with or transmitted to the Secretary of the corporation or its designated agent. A shareholder or his duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message to the Secretary or the corporation's designated agent authorizing another person to act for him by proxy. A telegram, telex, cablegram, datagram, e-mail, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact, may be treated by the judges of election as properly executed or authenticated for purposes of this Section and shall be so treated if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the corporation to the shareholder for purposes of the particular meeting.

A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation or its designated agent. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, authentication or transmission, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be valid to vote with respect to more than one meeting (and any adjournment thereof) or to vote at any annual meeting other than the next annual meeting (and any adjournment thereof) to be held after the date of execution, authentication or transmission thereof. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation.

Section 3.9 Elections of Directors; Cumulative Voting. Elections for Directors need not be by ballot unless required by vote of the shareholders before the voting for election of Directors begins. In each election for Directors, every shareholder entitled to vote therein shall have the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the total number of Directors to be elected in the same election, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates. The candidates receiving the highest number of votes validly cast, up to the number of Directors to be elected in the particular election, shall be elected.

Section 3.10 Voting Lists. The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof, except that if the corporation has five thousand or more shareholders, in lieu of the making of such list, the corporation may make the information therein available at the meeting by any other means.

Section 3.11 Judges of Election. In advance of any meeting of shareholders, the Board of Directors may appoint Judges of Election, who may but need not be shareholders, to act at such meeting or any adjournment thereof. If Judges of Election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of Judges shall be one or three. If appointed at the meeting on the request of one or more shareholders or proxies, the question whether one or three Judges are to be appointed shall be determined by the Chairman of the meeting. No person who is a candidate for office to be filled at the meeting shall act as a Judge. In case any person appointed as Judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person acting as Chairman. The Judges of Election shall have the power to determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes and determine the result and to do such acts as may be proper to conduct the election or vote with fairness to all shareholders. They shall, if requested by the Chairman of the meeting or any shareholder or his proxy, make a written report of any matter determined by them and execute a certificate of any fact found by them, which shall be prima facie evidence of the facts stated therein. If there be three Judges of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all.

Section 3.12 Informal Action by Shareholders. Except as may be otherwise provided by statute or in the Articles of Incorporation, notwithstanding anything to the contrary contained in these By-Laws, any action which may be taken at a meeting of the shareholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the corporation.

Section 3.13    Notice of Business to be Presented at Shareholder Meetings.

(a) Annual Meetings of Shareholders. The proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made
(i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of the preceding sentence, such business must be a proper matter for shareholder action, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such notice must comply with the following requirements:

(1) To be timely, a shareholder's notice given pursuant to this Section must be received at the principal executive offices of the corporation, addressed to the Secretary, not less than 120 calendar days before the date of the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting or, if none, its most recent previous annual meeting. Notwithstanding the preceding sentence, if the date of the annual meeting at which such business is to be presented has been changed by more than 30 days from the date of the most recent previous annual meeting, a shareholder's notice shall be considered timely if so received by the corporation (i) on or before the later of (x) 150 calendar days before the date of the annual meeting at which such business is to be presented or (y) 30 days following the first public announcement by the corporation of the date of such annual meeting and (ii) not later than 15 calendar days prior to the scheduled mailing date of the corporation's proxy materials for such annual meeting. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

(2)     A shareholder's notice given pursuant to this Section shall set forth
(A) the name and address of the shareholder who intends to make the proposal and the classes and numbers of shares of the corporation's stock beneficially owned by such shareholder; (B) a representation that the shareholder is and will at the time of the annual meeting be a holder of record of stock of the corporation entitled to vote at such meeting on the proposal(s) specified in the notice and intends to appear in person or by proxy at the meeting to present such proposal(s), (C) a description of the business the shareholder intends to bring before the meeting, including the text of any proposal or proposals to be presented for action by the shareholders, (D) the name and address of any beneficial owner(s) of the corporation's stock on whose behalf such business is to be presented and the class and number of shares beneficially owned by each such beneficial owner and (E) the reasons for conducting such business at the meeting and any material interest in such business of such shareholder or any such beneficial owner.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to Section 3.3.

(c) General. (i) Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth or referred to in this Section. The Chairman of the meeting shall have the power and the duty to determine whether any business proposed to be brought before a meeting was proposed in accordance with the procedures set forth in this Section and, if any business is not in compliance with this Section, to declare that such defective proposal shall be disregarded.

(ii) For purposes of this Section and Section 3.14, (A) "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and (B) "beneficial ownership" shall be determined in accordance with Rule 13d-3 under the Exchange Act or any successor rule.

(iii) Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section and Section 3.14. Nothing in this Section shall be deemed to affect any rights of a shareholder to request inclusion of a proposal in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or any successor rule, or to present for action at an annual meeting any proposal so included.

Section 3.15    Notice of Nominations of Director Candidates.

(a) Notice of Nominations. The nomination of any candidate or candidates for election as a Director of the corporation at an annual meeting of shareholders or a special meeting called for the election of Directors may be made (i) pursuant to the corporation's Proxy Statement, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section. For the nomination of any Director candidate or candidates to be properly brought before an annual or special meeting by a shareholder pursuant to clause (iii) of the preceding sentence, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such notice must comply with the following requirements:

(1) To be timely, a shareholder's notice given pursuant to this Section must be received at the principal executive offices of the corporation, addressed to the Secretary,

(A) in the case of an annual meeting of shareholders, not less than 120 calendar days before the date of the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting or, if none, its most recent previous annual meeting. Notwithstanding the preceding sentence, if the date of the annual meeting at which such nomination is to be presented has been changed by more than 30 days from the date of the most recent previous annual meeting, a shareholder's notice shall be considered timely if so received by the corporation (i) on or before the later of (x) 150 calendar days before the date of the annual meeting at which such business is to be presented or (y) 30 days following the first public announcement by the corporation of the date of such annual meeting and (ii) not later than 15 calendar days prior to the scheduled mailing date of the corporation's proxy materials for such annual meeting.

(B) in the case of a special meeting of shareholders called to elect one or more Directors, not later than 10 calendar days after the date of the first public announcement by the corporation announcing the call of a special meeting of shareholders to elect one or more Directors and containing at least the following information: (i) the earliest date at which such special meeting may be held and (ii) the maximum number of Directors to be elected at such meeting.

In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a shareholder's notice as described above.

(2)     A shareholder's notice given pursuant to this Section shall set forth
(A) the name and address of the shareholder who intends to make the nominations and of each proposed nominee; (B) a representation that the shareholder is and will at the time of the meeting be a holder of record of stock of the corporation entitled to vote at such meeting in the election of Directors and intends to appear in person or by proxy at the meeting to place in nomination the names of the candidates named in the notice, (C) a description of all arrangements or understandings between the notifying shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the notifying shareholder; (D) the classes and numbers of shares of the corporation's stock beneficially owned by the notifying shareholder, each proposed nominee and each other person identified pursuant to clause (C); (D) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (E) the written consent of each nominee to serve as a Director of the corporation if elected.

(b) Validity of Nominations. Only those candidates whose names have been placed in nomination at the meeting prior to the commencement of voting and in accordance with the procedures set forth in this Section shall be eligible for election as a Director at any meeting of shareholders. The Chairman of the meeting shall have the power and duty to determine whether any candidate for election as a Director has been nominated in accordance with the procedures set forth in this Section, and if any nomination is not in compliance with this Section, to declare that such candidate is ineligible for election. Votes in favor of any candidate not nominated and eligible for election in accordance with the procedures set forth in this Section shall be disregarded.

                                 ARTICLE IV

                                 DIRECTORS

Section 4.1     Number; Term of Office; Independent Directors.

(a) The business and affairs of the corporation shall be managed by a Board of not less than five (5) Directors who shall be persons of full age. Initially the number of Directors shall be as stated in the Articles of Incorporation, and thereafter it shall be such number as shall have been last specified by resolution (if any) of the Board of Directors or shareholders. Directors need not be residents of Pennsylvania or shareholders in the corporation. At each annual meeting the Directors shall be elected by the shareholders to serve for a term of one (1) year and until their respective successors shall be elected and shall qualify.

(b) The Board of Directors shall include at least three (3) "Independent" Directors (as that term is defined in Section 303.01 of the Listed Company Manual of the New York Stock Exchange or any successor provision thereto). For the avoidance of doubt, none of Robert F. Weis, his spouse and his children (collectively, "Robert Weis Family Members") shall be considered "Independent" for purposes of that definition. Notwithstanding the foregoing, if the Board of Directors shall, due to death, disability, resignation or otherwise, at any time temporarily not include three Independent Directors, such failure to have three
(3) Independent Directors shall not affect the validity of actions taken by the Board of Directors.

Section 4.2 Vacancies. Vacancies in the Board of Directors, whether or not caused by an increase in the number of Directors, may be filled by a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a Director to serve for the balance of the unexpired term.

Section 4.3 Place of Meetings. The meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as a majority of the Directors may from time to time by resolution appoint, or as may be designated in the notice or waiver of notice of a particular meeting; in the absence of specification, such meetings shall be held at the registered office of the corporation.

Section 4.4 First Meeting. The first meeting of each newly elected Board of Directors shall be held without notice immediately after the annual meeting of the shareholders at the place where the shareholders' meeting was held, for the purpose of organization, the election of officers and the transaction of other business; or such meeting may convene at such other time and place as may be fixed by resolution of the shareholders adopted at the meeting at which the Directors were elected, or by the consent in writing of all the Directors.

Section 4.5 Regular Meetings. Regular meetings of the Board of Directors may be held at such times as the Board may by resolution determine. If any day fixed for a regular meeting shall be a legal holiday, then the meeting shall be held at the same hour and place on the next succeeding secular day.

Section 4.6 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the Chief Executive Officer, and shall be called upon the written request of any two or more Directors delivered to the Secretary. Any such request by Directors shall state the time, place and purpose or purposes of the proposed meeting, and upon receipt of such request it shall be the duty of the Secretary to issue the notice for such meeting promptly. If the Secretary shall neglect to issue such notice, the Directors making the request may do so.

Section 4.7 Notice of Meetings. Regular meetings of the Board of Directors may be held without notice, unless any such meetings are held at other than the usual time or place, in which event, written notice shall be given to each Director at least five (5) days prior to the day fixed for the meeting. Written notice of a special meeting shall be given to each Director in a manner reasonably calculated to be received by him or at his address at least twenty-four (24) hours before the meeting. Any written notice herein required may be given to a Director personally or by sending a copy thereof by first class or express mail, postage prepaid, or courier service, charges prepaid, to his postal address appearing on the books of the corporation or supplied by him to the corporation for the purpose of notice, and any notice so sent shall be deemed to have been given to the Director when deposited in the United States mail or with a courier service for delivery to the Director. To the extent permitted by law, notice may also be sent to a Director by facsimile transmission, e-mail or other electronic communication to his facsimile number or his address for e-mail or other electronic communications supplied by him to the corporation for the purpose of notice, and, unless otherwise provided by law, any notice so sent shall be deemed to have been given to the Director when sent. Such notice shall specify the place, day and hour of the meeting, and, in the case of a special meeting, shall also state the general nature of the business to be transacted at the meeting. The business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting and matters germane thereto.

Section 4.8 Waiver of Notice. Whenever any written notice is required by law or the Articles of Incorporation or these By-Laws to be given to a Director, a waiver thereof in writing, signed by him either before or after the time stated therein, and whether before or after the meeting, shall be deemed equivalent to the giving of due notice. Neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of any Director at any meeting shall constitute a waiver of notice of such meeting except where such Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 4.9 Quorum. At all meetings of the Board of Directors, the presence or participation by other lawful means of a majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present or lawfully participating at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may otherwise be specifically provided by statute, or by the Articles of Incorporation, or by these By-Laws.

Section 4.10 Action. Resolutions of the Board of Directors shall be adopted, and any action of the Board of Directors at a meeting upon any matter shall be taken and be valid, with the affirmative vote of at least a majority of the Directors present at a meeting duly organized, except as otherwise provided herein, in the Articles of Incorporation or by law. The Chairman of the Board, or in his absence the Chief Executive Officer, shall preside at all meetings of the Board of Directors. The Secretary shall take the minutes at all meetings of the Board of Directors. In the absence of the foregoing officers, the Directors present shall select a member of the Board of Directors to preside; and in the absence of the Secretary, the presiding officer shall designate any person to take the minutes of the meeting. The yeas and nays shall be taken and recorded in the minutes at the request of any Director present at a meeting.

Section 4.11 Participation Other Than By Attendance. One or more of the Board of Directors may participate in any regular or special meeting of the Board or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting are able to hear each other, or by any other lawful means in lieu of attendance. All Directors so participating shall be deemed present at the meeting.

Section 4.12 Emergency Provisions. Notwithstanding any other provisions of law, the Articles of Incorporation or these By-Laws, during any emergency period caused by war or any other national catastrophe or local disaster of sufficient severity to prevent the conduct and management of the business and affairs of the corporation by its Board of Directors and officers as contemplated by the other provisions of these By-Laws, a majority of the available Directors (or the sole such Director) who have not been rendered incapable of acting because of incapacity or the difficulty of communication or transportation to the place of meeting shall constitute a quorum for the sole purpose of electing Directors to fill such vacancies or to reduce the size of the full Board or both; and a majority of the Directors (or the sole survivor) present at such a meeting may take such action. Directors so elected shall serve until the absent Directors are able to attend meetings or until the shareholders act to elect Directors to succeed them. During such an emergency period, if the Board of Directors is unable or fails to meet, any action appropriate to the circumstances may be taken by such officers of the corporation as may be present and able. Questions as to the existence of a national catastrophe or local disaster and the number of surviving members capable of acting shall be conclusively determined at the time by the Directors or the officers so acting.

Section 4.13 Presumption of Assent. Minutes of each meeting of the Board of Directors shall be made available to each Director at or before the next succeeding regular meeting. Every Director shall be presumed to have assented to such minutes unless his objection thereto shall be made to the Secretary within two days after such next regular meeting.

Section 4.14 Resignations. Any Director may resign by submitting to the Chairman of the Board or the Chief Executive Officer his resignation, which (unless otherwise specified therein) need not be accepted to make it effective and shall be effective immediately upon its receipt by such officer or at such later time as specified therein.

Section 4.15 Adjournment. Adjournment or adjournments of any regular or special meeting may be taken, and it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting originally called.

Section 4.16 Informal Action. Notwithstanding anything to the contrary contained in these By-Laws, any action which may be taken at a meeting of the Directors or the members of the executive committee may be taken without a meeting, if consent in writing setting forth the action so taken shall be signed by all of the Directors or the members of the executive committee, as the case may be, and shall be filed with the Secretary of the corporation.

Section 4.17 General Powers. The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the Articles of Incorporation or by these By-Laws, directed or required to be exercised and done by the shareholders. Without limiting the generality of the foregoing, the powers of the Board shall include power to authorize increases in the corporation's indebtedness and to mortgage and pledge its assets.

Section 4.18 Compensation of Directors. Directors may receive such reasonable compensation for their services as such as shall be provided by a resolution adopted by a majority of the whole Board of Directors.

Section 4.19    Removal of Directors.

(a) The Board of Directors may declare vacant the office of a Director who has been judicially declared of unsound mind or convicted of an offense punishable by imprisonment for more than one year, or for fraudulent or dishonest acts, or gross abuse of authority or discretion with reference to the corporation, or if, within sixty (60) days after notice of his election, he does not accept such office either in writing or by attending a meeting of the Board.

(b) The entire Board of Directors or any individual Director may be removed from office, without assigning any cause, in the manner provided by law. In case the Board of Directors or any one or more Directors be so removed, new Directors may be elected at the same meeting. Unless the entire Board be removed, no individual Director shall be removed in case the votes of a sufficient number of shares are cast against the resolution for his removal, which if cumulatively voted at an annual election would be sufficient to elect one or more Directors.

Section 4.20    Committees.

(a) Executive Committee. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate two or more of its members to constitute an executive committee, which, to the extent provided in such resolution and not prohibited by law, shall have and exercise the authority of the Board of Directors in the management of the business of the corporation. Vacancies in the membership of the executive committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board at each regular meeting of the Board of Directors.

(b) Audit Committee. The Board of Directors shall designate at least three (3) of its members to constitute an audit committee, which committee shall have and exercise audit and similar oversight authority over the affairs of the corporation. The audit committee shall be comprised entirely of "Independent" Directors (as that term is defined in Section 4.1(b)). The audit committee shall keep regular minutes of its proceedings and report the same to the Board of Directors at each regular meeting of the Board of Directors.

(c) Special Transactions Committee. If the corporation proposes to enter into any transaction or series of transactions (a) with a Robert Weis Family Member (as that term is defined in Section 4.1) or a Robert Weis Family Entity (as defined below), other than any transactions arising in connection with such person's employment by the corporation or service as Director of the corporation and any transactions that would not be disclosable under Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (or any successor thereto), or (b) the result of which would be to increase by more than 10% the aggregate Ownership Percentage (as defined below) of the Robert Weis Family Members and Robert Weis Family Entities, then, in each case, prior to entering into any such transaction or series of transactions, the Board of Directors shall designate at least two
(2) of its members to constitute a special transactions committee, the purpose of which committee shall be to review the terms and conditions of such transaction or series of transactions and assess the fairness of such transaction or series of transactions to the corporation. The approval of a majority of the members of the special transactions committee shall be a condition to the consummation by the corporation of any such transaction or series of transactions. The special transactions committee shall be comprised entirely of "Independent" Directors (as that term is defined in Section 4.1(b)). For purposes of this Section 4.20, (i) "Robert Weis Family Entity" shall mean any trust for the benefit of a Robert Weis Family Member or a group of Robert Weis Family Members or any other entity controlled by a Robert Weis Family Member or a group of Robert Weis Family Members, and (ii) "Ownership Percentage" shall mean, with respect to any person or entity, the number of shares of common stock, no par value, of the corporation beneficially owned (as defined in Section 3.13) by such person or entity expressed as a percentage of the total number of issued and outstanding shares of common stock, no par value, of the corporation. The special transactions committee shall keep regular minutes of its proceedings and report the same to the Board of Directors at each regular meeting of the Board of Directors.

(d) Other Committees. By resolution adopted by a majority of the whole Board of Directors, the Board may from time to time appoint other standing or temporary committees, each consisting of one or more Directors. Any such committee shall have and may exercise the powers and authority of the Board of Directors to the extent provided in the resolution by which it was established or by another resolution adopted by a majority of the whole Board of Directors.

(e) Term; Vacancies; Absence or Disqualification. All committee members appointed by the Board of Directors shall serve during the pleasure of the Board of Directors, which may fill vacancies and may designate one or more Directors as alternate members of any committee to take the place of any absent or disqualified member at any meeting or for the purposes of any written action by the committee. In the absence or disqualification of any member or alternate member of any committee or committees, the member or members thereof participating at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member or alternate member.

(f) Organization; Finality of Action. All committees shall keep such record of the transactions of their meetings as the Board of Directors or these By-Laws shall direct. All committees shall determine their own organization, procedures, and times and places of meeting, unless otherwise directed by the Board of Directors and except as otherwise provided in these By-Laws. Any action taken by any committee shall be subject to alteration or revocation by the Board of Directors; provided, however, that third parties shall not be prejudiced by such alteration or revocation.

                                 ARTICLE V

                       OFFICERS, AGENTS AND EMPLOYEES

Section 5.1 Executive Officers. The executive officers of the corporation shall be elected annually by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer. Other executive officers, including one or more Vice Presidents, and such other officers and assistant officers also may be elected or appointed as the Board of Directors may authorize from time to time. The Chief Executive Officer and the President may, but need not be, the same individual. Any two other offices, except those of Chief Executive Officer or President and Vice President or those of Chief Executive Officer and Secretary, may be filled by the same person. In addition to the powers and duties prescribed by these By-Laws, the officers and assistant officers shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. The officers and assistant officers of the corporation shall hold office until their successors are chosen and have qualified, unless they are sooner removed from office as provided by these By-Laws. The Board of Directors may add to the title of any officer or assistant officer a word or words descriptive of his powers or the general character of his duties. If the office of any officer or assistant officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

Section 5.2 Agents or Employees. The Board of Directors may by resolution designate the officer or officers who shall have authority to appoint such agents or employees as the needs of the corporation may require. In the absence of such designation, this function may be performed by the Chief Executive Officer and may be delegated by the Chief Executive Officer to others in whole or in part.

Section 5.3 Salaries. The salaries of all officers of the corporation shall be fixed by the Board of Directors or by authority conferred by resolution of the Board. The Board also may fix the salaries or other compensation of assistant officers, agents and employees of the corporation, but in the absence of such action this function shall be performed by the Chief Executive Officer or by others under the Chief Executive Officer's supervision.

Section 5.4 Removal of Officers, Agents or Employees. Any officer, assistant officer, agent or employee of the corporation may be removed or his authority revoked by resolution of the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal or revocation shall be without prejudice to the rights, if any, of the person so removed, to receive compensation or other benefits in accordance with the terms of existing contracts. Any agent or employee of the corporation likewise may be removed by the Chief Executive Officer or, subject to the Chief Executive Officer's supervision, by the person having authority with respect to the appointment of such agent or employee.

Section 5.5 Chairman of the Board, Chief Executive Officer and President; Powers and Duties.

(a) The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. He shall be the senior officer of the corporation and shall have such powers and duties as the Board may prescribe.

(b) The Chief Executive Officer shall have general charge and supervision of the business of the corporation and shall exercise or perform all the powers and duties usually incident to the office of Chief Executive Officer. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and of the Board of Directors. He shall from time to time make such reports of the affairs of the corporation as the Board may require and shall annually present to the annual meeting of the shareholders a report of the business of the corporation for the preceding fiscal year.

(c) The Chairman of the Board and the Chief Executive Officer shall be, ex officio, members of the executive committee (if any) and, except as otherwise provided in these By-Laws, of every other committee appointed by the Board of Directors.

(d)     If the President shall be an individual other than the Chief
Executive Officer, then the President shall have such powers and duties as the Board may prescribe, and in the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

Section 5.6 Vice President; Powers and Duties. The Vice President shall, in the absence or disability of the Chief Executive Officer and the President, perform the duties and exercise the powers of the Chief Executive Officer; and if there be more than one Vice President, their seniority in performing such duties and exercising such powers shall be determined by the Board of Directors or, in default of such determination, by the order in which they were first elected. Each Vice President also shall have such powers and perform such duties as may be assigned to him by the Board of Directors.

Section 5.7 Secretary; Powers and Duties. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and act as clerk thereof, and record all the votes and minutes thereof in books to be kept for that purpose; and shall perform like duties for the executive committee of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board or by the Chief Executive Officer. The Secretary shall keep in safe custody the corporate seal of the corporation, and may affix the same to any instrument requiring it and attest the same.

Section 5.8 Treasurer; Powers and Duties. The Treasurer shall be the chief financial officer and shall cause full and accurate accounts of receipts and disbursements to be kept in books belonging to the corporation. The Treasurer shall see to the deposit of all moneys and other valuable effects in the name and to the credit of the corporation in such depositary or depositaries as may be designated by the Board of Directors, subject to disbursement or disposition upon orders signed in such manner as the Board of Directors shall prescribe. The Treasurer shall render to the Chief Executive Officer and to the Directors, at the regular meetings of the Board of Directors or whenever the Chief Executive Officer or the Board may require it, an account of all his or her transactions as Treasurer and of the results of operations and financial condition of the corporation.

Section 5.9 Delegation of Officers' Duties. Any officer may delegate duties to his assistant (if any) appointed by the Board of Directors; and in case of the absence of any officer or assistant officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate or authorize the delegation of his or her powers or duties, for the time being, to any person.

                                  ARTICLE VI

                            SHARES OF CAPITAL STOCK

Section 6.1 Certificates of Shares. Subject to requirements prescribed by law, the share certificates of the corporation shall be in such form as shall be approved by the Board of Directors. All certificates representing shares shall be registered in the share register as they are issued, and those of the same class or series shall be consecutively numbered. Every share certificate shall bear the signature of the Chief Executive Officer, the President or a Vice President and of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the corporate seal. Whenever a certificate is countersigned by a transfer agent, one or both of the officers' or assistant officers' signatures and the seal may be in facsimile, engraved or printed. In case any officer or assistant officer whose signature appears on any share certificate shall have ceased to be such because of death, resignation or otherwise, before the certificate is issued, it may be issued by the corporation with the same effect as if he had not ceased to be such at the date of its issue.

Section 6.2 Registered Shareholders. The corporation shall be entitled to treat the registered holder of any share or shares as the holder thereof in fact and law and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as otherwise expressly provided by statute.

Section 6.3 Transfers of Shares. Shares of the corporation shall be transferred only on its books upon the surrender to the corporation or its transfer agent of the share certificate or certificates therefor duly endorsed by the person named therein, or accompanied by proper evidence of succession, assignment or authority to transfer such shares. Subject to Section 6.4, upon transfer the surrendered certificate or certificates shall be cancelled, a new certificate or certificates shall be issued to the person entitled thereto, and the transaction shall be recorded upon the books of the corporation.

Section 6.4 Restrictions on Transfer. Transfers of shares may be restricted in any lawful manner by law, or by contract if a copy of the contract is filed with the corporation, provided that notice of the restrictions shall be typed or printed conspicuously on the share certificate.

Section 6.5 Replacement of Certificates. New certificates for shares of stock may be issued to replace certificates alleged to have been lost, stolen, destroyed or mutilated upon such terms and conditions, including an affidavit of loss or destruction and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

                                 ARTICLE VII

                                 RECORD DATE

The Board of Directors may fix a time not less than ten (10) nor more than ninety (90) days prior to (a) the date of any meeting of the shareholders, or
(b) the date fixed for the payment of any dividend or distribution or for the allotment of rights, or (c) the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive any such dividend, distribution or allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In any such case, only the shareholders who are shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date so fixed.

                                 ARTICLE VIII

                                  DIVIDENDS

Subject to the limitations prescribed by law and the provisions of the Articles of Incorporation relating thereto, if any, the Board of Directors, at any regular or special meeting, may declare dividends upon the outstanding shares of the corporation out of assets legally available for such dividends to such extent as the Board may deem advisable. Dividends may be paid in cash, in property, or in shares of the corporation.

                                 ARTICLE IX

                          MISCELLANEOUS PROVISIONS

Section 9.1 Corporate Records. The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the shareholders and Directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register may be kept at either the registered office of the corporation in Pennsylvania, at its principal office wherever situated or at the office of its registrar or its transfer agent. Any books, minutes or other records may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 9.2 Execution of Written Instruments. All contracts, deeds, mortgages, obligations, documents and instruments, whether or not requiring a seal, may be executed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and attested by the Secretary or the Treasurer or an Assistant Secretary or Assistant Treasurer, or may be executed or attested, or both, by such other person or persons as may be specifically designated by resolution of the Board of Directors. All checks, notes, drafts and orders for the payment of money shall be signed by such one or more officers or agents as the Board of Directors may from time to time designate.

Section 9.3 Personal Liability of Directors. A Director of this corporation shall not be personally liable for monetary damages as such for any action taken as a Director, including duties as a member of any committee of the Board, or any failure to take any action, unless: (1) the Director has breached or failed to perform the duties of his office in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances; and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. [This Section was adopted by the shareholders at the annual meeting held April 7, 1987.]

Section 9.4     Indemnification of Directors, Officers and Others.

(a) Right to Indemnification. To the fullest extent permitted pursuant to a By-Law authorized by Section 1746 of the Pennsylvania Business Corporation Law, every Director and officer of the corporation shall be entitled as of right to be indemnified by the corporation against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the corporation or otherwise, in which he or she may be involved, as a party, witness or otherwise, or is threatened to be made so involved, by reason of such person being or having been a Director or officer of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a Director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (any such claim, action, suit or proceeding hereinafter being referred to as an "Action"); provided that no such right of indemnification shall exist with respect to an Action (including any counterclaim) brought by an indemnitee (as hereinafter defined) against the corporation other than an Action for indemnity or advancement of expenses as provided in Subsection (c). Persons who are not Directors or officers of the corporation may be similarly indemnified in respect of service to the corporation or to another such entity at the request of the corporation to the extent the Board of Directors at any time denominates any of such persons as entitled to the benefits of this Section. As used in this Section, (i) "indemnitee" shall include each Director and officer of the corporation and each other person denominated by the Board of Directors as entitled to the benefits of this Section, (ii) "expenses" shall mean expenses actually and reasonably incurred by an Indemnitee in the preparation, investigation, defense, appeal or settlement of an Action, but (except in an Action for indemnity or advancement of expenses as provided in Subsection
(c)) shall include fees and expenses of counsel selected by the indemnitee only if the corporation has not at its expense assumed the defense of the Action on behalf of the indemnitee with appropriate counsel selected by the corporation and (iii) "liability" shall include amounts of judgments, excise taxes, fines, penalties and, if approved by the Board of Directors, amounts paid in settlement.

(b) Right to Advancement of Expenses. Every indemnitee shall be entitled as of right to have his or her expenses in defending any Action or in initiating and pursuing an Action under Subsection (c) paid in advance by the corporation prior to final disposition of such Action, provided that the corporation receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified for such expenses. The financial ability of an indemnitee to repay an advance shall not be a prerequisite to the making of such advance.

(c) Right of Indemnitee to Initiate Action. If a written claim under Subsection (a) or Subsection (b) of this Section is not paid in full by the corporation within thirty days after such claim has been received by the corporation, the indemnitee may at any time thereafter initiate an Action against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid
the expense of prosecuting such Action.   The only defense to any Action to
recover a claim for indemnification otherwise properly asserted under Subsection
(a) of this Section shall be that the indemnitee's conduct was such that under Pennsylvania law the corporation is prohibited from indemnifying the indemnitee for the particular liability or expense claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee's conduct was such that indemnification is prohibited by law, shall be a defense to such Action or create a presumption that the indemnitee's conduct was such that indemnification is prohibited by law. The only defenses to any such Action to receive payment of expenses in advance under Subsection (b) of this Section shall be that the claim does not properly constitute an "expense" as defined in Subsection (a) or that the indemnitee failed to provide the undertaking required by Subsection (b).

(d) Insurance and Funding. The corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section. The corporation may establish and fund a self-insurance indemnification reserve fund, create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

(e) Non-Exclusivity; Nature and Extent of Rights. The right of indemnification and advancement of expenses provided for in this Section shall
(i) not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement or By-Law, charter provision, vote of shareholders or Directors or otherwise
(ii) be deemed to create contractual rights in favor of each indemnitee who provides services at any time while this Section is in effect (and each indemnitee shall be deemed to be so serving in reliance upon the provisions of this Section), (iii) continue as to each person who has ceased to have the status pursuant to which he or she was entitled or was designated as entitled to indemnification under this Section as to an Action based upon actions or inaction occurring during such service, (iv) inure to the benefit of the heirs and legal representatives of each indemnitee and (v) be applicable to Actions commenced after the adoption of this Section, whether arising from acts or omissions occurring before or after the adoption of this Section. Any amendment or repeal of this Section or adoption of any other By-Law or provision of the Articles which limits in any way the rights to indemnification and advancement of expenses provided in this Section shall operate prospectively only and shall not affect any action taken, or failure to act, by an indemnitee prior to the adoption of such amendment, repeal, By-Law or other provision.

(f) Partial Indemnity. If an indemnitee is entitled under this Section to indemnification by the corporation for some or a portion of the expenses or liabilities paid or incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action, including an action under Subsection (c), but not, however, for the total amount thereof, the corporation shall indemnify the indemnitee for the portion of such expenses of liability to which the indemnitee is entitled. If an Action involves more than one claim, issue or matter, the determination as to whether the indemnitee is entitled to indemnification or advancement of expenses shall be severable as to each claim, issue or matter.

Section 9.5 (a) Control Transactions. The Board of Directors shall not take any action to approve any amendment contemplated by Section 2541(a)(4)(ii) of the Pennsylvania Business Corporation Law unless such amendment is approved by at least a majority of the "Independent" Directors (as that term is defined in Section 4.1(b)).

(b)     Certain Matters Relating to Pennsylvania Act No. 36 of 1990.
(1) Subchapter G, Control-Share Acquisitions, of Chapter 25 of the Pennsylvania Associations Code, as amended, shall not be applicable to the Company and
(2) Subchapter H, Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control, of Chapter 25 of the Pennsylvania Associations Code, as amended, shall not be applicable to the Company. [Note: This Subsection reflects an amendment to the By-Laws adopted by the Board of Directors on July 10, 1990].

                                  ARTICLE X

                             AMENDMENT OF BY-LAWS

These By-Laws may be altered, amended, supplemented or repealed by affirmative vote of a majority of the whole Board of Directors or of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting of the Board or of the shareholders, as the case may be, convened after notice of that purpose; or by unanimous action of all the Directors or all of the shareholders entitled to vote thereon, without a meeting. Notwithstanding the foregoing, during the period of time up to and ending on May 7, 2006, no alteration, amendment, supplement or repeal of any of Section 3.9 (Election of Directors; Cumulative Voting), Section 4.1 (Number; Term of Office; Independent Directors), Section 4.20(b) (Audit Committee), the second sentence of Section 4.20(c) (Special Transactions Committee), Section 9.4(a) (Control Transactions) or this Section
10.1 of these By-Laws shall be valid unless such alteration, amendment, supplement or repeal is approved by at least a majority of the "Independent" Directors (as that term is defined in Section 4.1(b)). No alteration, amendment or repeal by the Board of Directors of Section 3.3 which would adversely the right of holders of 40% of the voting power of the outstanding shares to call a special meeting as provided in that section shall be effective unless approved by the affirmative vote of at least (a) a majority of the entire membership of the Board and (b) that number of Directors which is equal to (1) the number of Directors constituting the entire membership of the Board of Directors, minus
(2) three.